UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2012

THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
58 South Service Road, Melville, NY 11747
(Address of principal executive offices)
Registrant's telephone number, including area code: (631) 730-2200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the Annual Meeting of Stockholders on November 15, 2012 (the “Annual Meeting”), the stockholders of The Hain Celestial Group, Inc. (the “Company”) approved the amendment to The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “2002 Plan”), which was recommended to the Board of Directors (the “Board”) by the Compensation Committee (the “Committee”) and approved by the Board on October 3, 2012, subject to approval by the stockholders.
The 2002 Plan was amended to:

•	increase the maximum number of shares authorized for issuance under the 2002 Plan by 1,250,000 shares, to a total of 12,000,000 shares; and

•	approve the material terms of performance goals under the 2002 Plan for purposes of deductibility under Section 162(m) of the Internal Revenue Code (the “Code”).
The purpose of the 2002 Plan is to advance the interests of the Company and its stockholders by providing a means to attract, retain, and motivate employees, consultants and directors, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.
Under the 2002 Plan, the grants of awards will be made by those directors who are non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended and outside directors within the meaning of Section 162(m) of the Code, provided that the Committee shall have the authority to grant awards on a quarterly basis to new hires. The awards may be in the form of stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units and dividend equivalents.
The 2002 Plan may be amended, suspended or terminated by the Board at any time, in whole or in part. The Board may seek the approval of any amendment or modification by the Company's stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the applicable exchange or securities market or for any other purpose. The 2002 Plan is effective as of November 15, 2012. Unless earlier terminated, the 2002 Plan will terminate as to future awards on November 15, 2022.
The foregoing does not constitute a complete summary of the terms of the 2002 Plan, and reference is made to the complete text of the 2002 Plan, which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company submitted the following matters to a vote of security holders:

1.	To elect the director nominees specified herein to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.
To approve, on an advisory basis, the compensation awarded to the named executive officers for the fiscal year ended June 30, 2012, as set forth in the proxy statement filed with respect to the Annual Meeting (the “Proxy Statement”);

3.	To approve the amendment of the Amended and Restated 2002 Long Term Incentive and Stock Award Plan; and

4.	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2013

Proposal No. 1 - Election of Directors:
The Company's stockholders elected the persons named below, the Company's nominees, as directors of the Company, with the following vote:

Name:	For	Withheld	Abstain	Broker Non-Votes
Irwin D. Simon	35,449,717	1,519,448	-	5,301,861
Richard C. Berke	36,073,979	895,186	-	5,301,861
Jack Futterman	35,272,510	1,696,655	-	5,301,861
Marina Hahn	35,978,818	990,347	-	5,301,861
Andrew R. Heyer	36,874,559	94,606	-	5,301,861
Brett Icahn	34,844,414	2,124,751	-	5,301,861
Roger Meltzer	34,767,258	2,201,907	-	5,301,861
Scott M. O'Neil	36,876,101	93,064	-	5,301,861
David Schechter	35,985,838	983,327	-	5,301,861
Lawrence S. Zilavy	36,778,473	190,692	-	5,301,861
Proposal No. 2 - Advisory Vote regarding the Compensation of the Company's Named Executive Officers:
The Company's stockholders approved, on an advisory basis, the compensation awarded to the named executive officers for the fiscal year ended June 30, 2012 as set forth in the Proxy Statement with the following vote:

For	Against	Abstain	Broker Non-Votes
24,970,422	11,335,157	663,586	5,301,861

Proposal No. 3 - Approval of the Amendment of the Amended and Restated 2002 Long Term Incentive and Stock Award Plan:
The Company's stockholders approved the amendment of the Amended and Restated 2002 Long Term Incentive and Stock Award Plan with the following vote:

For	Against	Abstain	Broker Non-Votes
26,939,735	9,978,769	50,661	5,301,861

Proposal No. 4 - Ratification of Appointment of Registered Independent Accountants
The Company's stockholders ratified the appointment of Ernst & Young LLP with the following vote:

For	Against	Abstain	Broker Non-Votes
40,992,004	1,229,657	49,365	-

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 16, 2012

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

By:	/S/ IRA J. LAMEL
Name:	Ira J. Lamel
Title:	Executive Vice President and Chief Financial Officer